August 3, 2011

SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control


RE	American
Depositary Shares
evidenced by The American
Depositary Receipt of
Daito Trust Construction Co., Ltd.
   F6 file number  333159564



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of The Bank of New
York Mellon, as Depositary for
securities against which American
Depositary Receipts are to be
issued, we attach a copy of the new
prospectus Prospectus reflecting the
change in ratio from 1 ADS  1
Ordinary Share to 4 ADSs  1
Ordinary Share and the removal of
the Par Value.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate for Daito Trust
Construction Co., Ltd.

The Prospectus has been revised to
reflect the removal of the Par Value
and to reflect the new ratio
One 1 American Depositary Share
represents OneFourth of One 14
Share


Please contact me with any
questions or comments at 212
8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division

Encl.

CC Paul Dudek, Esq. Office of
International Corporate Finance





Depositary Receipts
101 Barclay Street, 22nd Floor West, New
York 10286